Exhibit 99.1

Financial Supplement    |    Q4 2020

Table of Contents

Portfolio Snapshot at 12/31/20 . . . 3

About SmartStop Self Storage REIT, Inc.. . . . 4

Earnings Release . . . 5

Financial Highlights . . . 15

Trailing Five Quarter Financials: Balance Sheet . . . 16

Trailing Five Quarter Financials: Income Statement . . . 17

Trailing Five Quarter Financials: FFO Reconciliation . . . 18

Store Portfolio Reporting Information . . . 19

Same-Store Portfolio Details . . . 20

Same-Store Portfolio MSA Performance Summary . . . 21

Total Portfolio MSA Performance Summary . . . 22

Debt Summary . . . 23

Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters & FY2020 . . . 24

Reconciliation of Same-Store Revenue and Net Operating Income . . . 25

Forward Looking Statements . . . 26

Portfolio Snapshot at 12/31/20 2 5 12 4 5 6 2 5 9 2 2 6 14 13 3 2 15 2 2 3 SmartStop Self Storage REIT 112 properties 8 SST IV* 29 properties 2 *Includes properties owned in JV with SmartCentres 17 2    **SmartStop in a merger Self that Storage closed subsequent REIT Inc. acquired to year the end 30 on assets March owned 17, 2021 by .Strategic Property Storage counts are Trust as IV of (“SST 12/31/20 IV”). SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 3

About SmartStop Self Storage REIT, Inc.

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SmartStop Self Storage REIT, Inc.

SmartStop Self Storage REIT, Inc. ("SmartStop") is a self-managed REIT with a fully integrated operations team of approximately 400 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs. SmartStop is the tenth-largest self storage company in the U.S., with approximately $1.8 billion of real estate assets under management, including an owned and managed portfolio of 155 properties in 19 states and Ontario, Canada and comprising approximately 104,000 units and 11.9 million rentable square feet. SmartStop and its affiliates own or manage 17 operating self storage properties in Ontario, Canada, which total approximately 14,200 units and 1.4 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

COMPANY INFORMATION

Headquarters:
10 Terrace Road
Ladera Ranch, California
92694

Investor Relations:
David Corak
VP of Corporate Finance
949-542-3331
IR@smartstop.com

Information Requests:
To request an Investor Relations package or annual report, please visit our website at www.smartstop.com



SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 4

Earnings Release March 30, 2021    SmartStop Self Storage REIT, Inc. Reports 2020 Full Year Results    LADERA RANCH, CA – March 30, 2021 – SmartStop Self Storage REIT, Inc. (“SmartStop”), a self-managed and fully-integrated self storage company with approximately $1.7 billion of self storage assets under management, announced its overall results for twelve months ended December 31, 2020.    “SmartStop posted another strong year with FFO, as adjusted growth of 91% over the prior year as well as best-in-class same-store revenue and NOI growth as compared to our publicly traded peers,” said H. Michael Schwartz, Executive Chairman of SmartStop. “The power of the SmartStop® Self Storage platform was on full display this year, substantiating the investments we’ve made in the platform as well as the fantastic team that’s worked tirelessly to build our company. While 2020 was one of the most unprecedented years that our sector has seen, the current operating environment reinforces the resilient nature of our industry and portfolio. We believe the company is well positioned to deliver strong risk-adjusted returns and grow stockholder value in 2021 and beyond.” Twelve Months Ended December 31, 2020 Financial Highlights:    Total self storage-related revenues increased by approximately $7.0 million, or 6.8%, when compared to the same period in 2019.    FFO, as adjusted, increased by approximately $5.2 million, or 91%, when compared to the same period in 2019.                Same-store revenues increased by 3.6% compared to the same period in 2019.    Same-store NOI increased by 7.8% compared to the same period in 2019.    Same-store average physical occupancy increased by 2.0% to 90.6% for the twelve months ended December 31, 2020, compared to 88.6% during the same period in 2019.    Same-store annualized revenue per occupied square foot was approximately $16.18 for the twelve months ended December 31, 2020, which represented an increase of approximately 1.1% when compared to the same period in 2019.                Managed REIT Platform revenue of approximately $8.0 million for the twelve months ended December 31, 2020, up significantly from $3.1 million during the same period in 2019. “In addition to our strong operating performance, on March 17, 2021, we executed on a strategic transaction to drive further growth and scalability, by closing the merger with Strategic Storage Trust IV, Inc. (“SST IV”),” continued Mr. Schwartz. “We are excited to welcome SST IV stockholders in a merger that allows us to recognize expense efficiencies and reduce borrowing costs, among other benefits, and better positions the combined company to execute on future growth plans. Additionally, in tandem with the closing of the merger, we secured a new $500 million credit facility, which was primarily used to refinance existing debt of both SmartStop and SST IV at significantly more attractive rates. This facility allows us to continue to execute our growth strategy utilizing a lower cost of debt capital, helping us drive stockholder returns going forward.”    Closed the All-Stock Acquisition of Strategic Storage Trust IV, Inc. On March 17, 2021, SmartStop and SST IV announced that the companies closed a merger in which SST IV merged into a subsidiary of SmartStop, in an all-stock transaction with a value of approximately $380 million (which includes outstanding debt of SST IV assumed or repaid but excludes transaction costs) (the “Merger”). The Merger positions the combined company to achieve further economies of scale and drive incremental growth as it takes advantage of the benefits of a larger SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 5

Earnings Release (Continued) aggregate portfolio. As a result of the Merger, SmartStop acquired all of the real estate owned by SST IV, consisting of 24 wholly-owned self storage facilities located across nine states and six joint venture properties located in the Greater Toronto Area of Ontario, Canada. The total SST IV portfolio, including joint venture property estimates at completion of development, represents approximately 22,500 self storage units and 2.6 million net rentable square feet. The resulting consolidated portfolio consists of 136 wholly-owned properties and six joint venture properties with a combined gross book value of approximately $1.5 billion of self storage assets.    Closed a $500 Million Multi-Currency Credit Facility On March 17, 2021, SmartStop announced that it entered into a multi-currency credit facility (the “Credit Facility”) of up to $500 million with a syndicate of banks led by KeyBank National Association, Wells Fargo, N.A., Citibank, N.A. and Bank of Montreal. The facility consists of a $250 million revolving credit facility (the “Revolver”) and a $250 million term loan (the “Term Loan”), and has an accordion feature permitting expansion of the Credit Facility up to $850 million, subject to certain conditions. The Revolver has a three-year term with a maturity date of March 17, 2024 and a one-year extension option. The Term Loan has a five-year term with a maturity date of March 17, 2026. Borrowings under the Credit Facility may be in either U.S. dollars or Canadian dollars at SmartStop’s election. Initial advances under the Term Loan bear interest at 195 basis points over 30-day LIBOR or 30-day CDOR, while initial advances under the Revolver bear interest at 200 basis points over 30-day LIBOR or 30-day CDOR. The Credit Facility is initially secured by a pledge of equity interests in certain of SmartStop’s property owning subsidiaries. SmartStop can elect to release the pledges upon the achievement of certain financial conditions, making the Credit Facility fully unsecured and resulting in a reduction in the applicable interest rate, among other changes. Issuance of Series A Preferred Stock On October 26, 2020, SmartStop exercised its option to issue an additional 50,000 shares of Series A Preferred Stock to Extra Space Storage LP, a subsidiary of Extra Space Storage Inc. (NYSE: EXR), pursuant to a preferred stock purchase agreement between SmartStop and Extra Space Storage LP announced in October of 2019. The proceeds from the $50 million issuance were used to pay down existing debt, finance self storage acquisitions, and for working capital or other general corporate purposes. COVID-19 Update SmartStop continues to operate its stores with safety and social distancing procedures in place, including the use of masks and plastic dividers. Additionally, SmartStop’s corporate headquarters and dedicated call center continue to meet the needs of the business while working remotely. Many of the challenges associated with the COVID-19 pandemic in the second quarter of 2020 subsided. In fact, certain trends such as the broader shift of people working from home, migration patterns away from dense urban markets, and strength in the housing market helped drive the growth in self storage demand in the second half of 2020. SmartStop’s rental activity during the fourth quarter was strong, existing customer rate increases resumed in most markets, customer collections remained relatively consistent, and asking rates to new customers continued to improve on a year-over-year basis. Below is a summary of the business indicators, drivers, and metrics which were impacted by the COVID-19 pandemic:    Resumed existing customer rate increases on a modified basis beginning July 2020 and through the third and fourth quarters of 2020, after pausing rate increases for our existing customers during second quarter 2020;    A reduction in late fees during full year 2020 of approximately 19% on a same-store basis as compared to full year 2019, an improvement from second quarter 2020, in which quarterly same-store late fees declined 35% year-over-year;    Same-store move-ins increased approximately 6% during full year 2020 as compared to full year 2019, an improvement from the decline of approximately 5% year-over-year during the second quarter 2020;    Same-store move outs declined approximately 5% during full year 2020 as compared to full year 2019, as compared to the decline of approximately 12% year-over-year for the second quarter 2020;    Same-store asking rates for new customers increased during the fourth quarter 2020 as compared to fourth quarter 2019, after a decline year-over-year during the second quarter 2020;    Rents billed and collected within the same month remained consistent on year-over-year basis at approximately 97% during the full year of 2020. SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 6

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Declared Distributions

On December 3, 2020, SmartStop's board of directors declared a distribution rate for the first quarter of 2021, of approximately $0.00164 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders. Such distributions payable to each stockholder of record during a month will be paid the following month.

Partial Reinstatement of Share Redemption Program

On August 20, 2020, SmartStop's board of directors partially reinstated its Share Redemption Program ("SRP"). Currently, our SRP remains suspended other than for redemptions sought in connection with a stockholder's death, qualifying disability, or confinement to a long-term care facility or other exigent circumstances. The board further determined to revise the redemption price per share for all redemptions under the SRP to the most recently-published estimated net asset value per share.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

7

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS		
Real estate facilities:		
Land	$ 335,800,354	$ 332,350,688
Buildings	810,480,845	780,969,455
Site improvements	63,821,383	60,505,225
	1,210,102,582	1,173,825,368
Accumulated depreciation	(115,903,045)	(83,692,491)
	1,094,199,537	1,090,132,877
Construction in process	1,761,303	12,237,722
Real estate facilities, net	1,095,960,840	1,102,370,599
Cash and cash equivalents	72,705,624	62,279,757
Restricted cash	7,952,052	6,291,366
Investments in and advances to Managed REITs	15,624,389	6,072,399
Other assets, net	7,734,276	6,318,037
Intangible assets, net of accumulated amortization	12,406,427	30,040,426
Trademarks, net of accumulated amortization	16,194,118	19,688,167
Goodwill	53,643,331	78,372,980
Total assets	**$ 1,282,221,057**	**$ 1,311,433,731**
LIABILITIES AND EQUITY		
Debt, net	$ 717,952,233	$ 712,733,002
Accounts payable and accrued liabilities	23,038,976	18,576,230
Due to affiliates	667,429	1,624,474
Distributions payable	6,650,317	5,159,105
Contingent earnout	28,600,000	31,100,000
Deferred tax liability	8,380,215	6,609,571
Total liabilities	**785,289,170**	**775,802,382**
Commitments and contingencies		
Redeemable common stock	57,335,575	43,391,362
Preferred stock, $0.001 par value; 200,000,000 shares authorized:		
Series A Convertible Preferred Stock, $0.001 par value; 200,000 shares authorized; 200,000 and 150,000 shares issued and outstanding at December 31, 2020 and 2019, respectively, with aggregate liquidation preferences of $202,928,620, and $151,665,753 at December 31, 2020 and 2019, respectively	196,356,107	146,426,164
Equity:		
SmartStop Self Storage REIT, Inc. equity:		
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 52,660,402 and 51,435,124 shares issued and outstanding at December 31, 2020 and 2019, respectively	52,661	51,435
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,903,911 and 7,699,893 shares issued and outstanding at December 31, 2020 and 2019, respectively	7,904	7,700
Additional paid-in capital	492,408,006	491,433,240
Distributions	(163,953,169)	(128,642,787)
Accumulated deficit	(141,444,880)	(87,090,486)
Accumulated other comprehensive (loss)	(3,834,228)	(1,955,335)
Total SmartStop Self Storage REIT, Inc. equity	183,236,294	273,803,767
Noncontrolling interests in our Operating Partnership	59,982,111	71,988,256
Other noncontrolling interests	21,800	21,800
Total noncontrolling interests	60,003,911	72,010,056
Total equity	**243,240,205**	**345,813,823**
Total liabilities and equity	**$ 1,282,221,057**	**$ 1,311,433,731**

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 8

Earnings Release (Continued)

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!®

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenues:			
Self storage rental revenue	$ 104,888,883	$ 99,494,560	$ 78,473,091
Ancillary operating revenue	5,286,042	3,706,700	1,939,166
Managed REIT Platform revenue	8,048,630	3,068,306	—
Reimbursable costs from Managed REITs	5,800,808	3,258,983	—
Total revenues	124,024,363	109,528,549	80,412,257
Operating expenses:			
Property operating expenses	38,305,199	35,723,111	25,228,704
Property operating expenses – affiliates	—	6,605,670	10,254,634
Managed REIT Platform expenses	2,806,921	2,739,556	—
Reimbursable costs from Managed REITs	5,800,808	3,258,983	—
General and administrative	16,471,199	10,461,453	4,848,447
Depreciation	32,294,627	29,605,278	20,379,694
Intangible amortization expense	9,777,116	11,493,394	2,422,997
Self administration transaction expenses	—	1,572,238	—
Acquisition expenses – affiliates	—	84,061	72,179
Other acquisition expenses	1,366,092	141,489	1,054,159
Contingent earnout adjustment	(2,500,000)	200,000	—
Impairment of goodwill and intangible assets	36,465,732	—	—
Impairment of investments in Managed REITs	4,376,879	—	—
Total operating expenses	145,164,573	101,885,233	64,260,814
Gain on sale of real estate	—	3,944,696	—
Operating income (loss)	(21,140,210)	11,588,012	16,151,443
Other income (expense):			
Interest expense	(32,597,613)	(37,563,247)	(18,002,274)
Interest expense – accretion of fair market value of secured debt	130,682	131,611	413,353
Interest expense – debt issuance costs	(3,586,381)	(3,996,676)	(1,582,049)
Net loss on extinguishment of debt	—	(2,647,633)	—
Gain resulting from acquisition of unconsolidated affiliates	—	8,017,353	—
Other	5,986,719	(624,958)	(701,203)
Net loss	(51,206,803)	(25,095,538)	(3,720,730)
Net loss attributable to the noncontrolling interests in our Operating Partnership	6,901,931	2,010,959	22,353
Less: Distributions to preferred stockholders	(10,049,522)	(1,665,754)	—
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$ (54,354,394)	$ (24,750,333)	$ (3,698,377)
Net loss per Class A share – basic and diluted	$ (0.91)	$ (0.42)	$ (0.06)
Net loss per Class T share – basic and diluted	$ (0.91)	$ (0.42)	$ (0.06)
Weighted average Class A shares outstanding – basic and diluted	51,813,718	50,734,472	49,902,967
Weighted average Class T shares outstanding – basic and diluted	7,802,689	7,607,654	7,441,250

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 9

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS
(Unaudited)

	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Net loss (attributable to common stockholders)	$ (54,354,394)	$ (24,750,333)	$ (3,698,377)
Add:			
Depreciation of real estate	31,711,102	29,188,668	20,134,068
Amortization of real estate related intangible assets	5,110,207	8,441,245	2,422,997
Deduct:			
Gain resulting from acquisition of unconsolidated affiliates[(1)]	—	(8,017,353)	—
Gain on sale of real estate	—	(3,944,696)	—
Adjustment for noncontrolling interests	(4,756,580)	(2,079,045)	(154,213)
FFO (attributable to common stockholders)	(22,289,665)	(1,161,514)	18,704,475
Other Adjustments:			
Intangible amortization expense - contracts[(2)]	4,666,909	3,052,149	—
Acquisition expenses[(3)]	1,366,092	225,550	1,126,338
Self administration transaction expenses[(4)]	—	1,572,238	—
Contingent earnout adjustment[(5)]	(2,500,000)	200,000	—
Impairment of goodwill and intangible assets[(6)]	36,465,732	—	—
Impairment of investments in Managed REITs[(6)]	4,376,879	—	—
Accretion of fair market value of secured debt[(7)]	(130,682)	(131,611)	(413,353)
Net loss on extinguishment of debt[(8)]	—	2,647,633	—
Foreign currency and interest rate derivative losses, net[(9)]	203,995	730,719	151,777
Adjustment of deferred tax liabilities[(2)]	(5,926,732)	(806,083)	—
Adjustment for noncontrolling interests	(5,321,725)	(619,663)	(3,957)
FFO, as adjusted (attributable to common stockholders)	**$ 10,910,803**	**$ 5,709,418**	**$ 19,565,280**

(1) Such gain was recorded as a result of obtaining control of certain of SmartStop Tenant Programs joint ventures in the Self Administration Transaction and in accordance with the NAREIT White Paper was excluded from the determination of FFO.

(2) These items represent the amortization or adjustment of assets or liabilities acquired in the Self Administration Transaction. As these item are adjustments related to acquisitions, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(3) In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(4) Self administration transaction expenses consist primarily of legal fees, as well as fees for other professionals and financial advisors incurred in connection with the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management's analysis of SmartStop's operating performance.

(5) The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the Self Administration Transaction. FFO is adjusted to arrive at FFO, as adjusted, as this acquisition related item is not a primary driver in SmartStop's decision-making process and excluding this provides investors a view of SmartStop's continuing operating portfolio performance over time.

(6) The impairment charges relate to SmartStop's goodwill, intangible assets and investments in the Managed REIT Platform acquired in the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management's analysis of SmartStop's operating performance and provides for a means of determining a comparable sustainable operating performance metric.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 10

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

(7) This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop's normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(8) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management's analysis of SmartStop's operating performance.

(9) This represents the mark-to-market adjustment for SmartStop's derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop's foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company's exposure to interest rate and foreign currency risk which may not be reflective of SmartStop's ongoing performance and may reflect unrealized impacts on SmartStop's operating performance. Such amounts are recorded in "Other" within SmartStop's consolidated statements of operations.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SmartStop's operating results:

- Interest expense - debt issuance costs of approximately $3.6 million, $4.0 million, and $1.6 million respectively, were recognized for the years ended December 31, 2020, 2019, and 2018.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 11

Earnings Release (Continued)

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES
NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS
(Unaudited)

The following table sets forth operating data for SmartStop's same-store facilities (those properties included in the consolidated results of operations since January 1, 2019) for the year ended December 31, 2020 and 2019. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total		
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Revenue [1]	$84,147,601	$81,245,804	3.6%	$26,027,324	$21,955,456	N/M	$110,174,925	$103,201,260	6.8%
Property operating expenses [2]	27,301,271	28,490,131	(4.2)%	11,003,928	10,216,091	N/M	38,305,199	38,706,222	(1.0)%
Property operating income	$56,846,330	$52,755,673	7.8%	$15,023,396	$11,739,365	N/M	$ 71,869,726	$ 64,495,038	11.4%
Number of facilities	83	83		29	29		112	112	
Rentable square feet [3]	6,029,600	6,029,600		2,208,000	2,194,700		8,237,600	8,224,300	
Average physical occupancy [4]	90.6%	88.6%		N/M	N/M		89.4%	86.3%	
Annualized revenue per occupied square foot [5]	$ 16.18	$ 16.00		N/M	N/M		$ 15.65	$ 15.57	

N/M - Not meaningful

(1) Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.

(2) Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees as applicable. Property operating expenses for the years ended December 31, 2020 also includes COVID-19 related costs, including specialized cleaning costs, the purchase of personal protective equipment, and bonuses to SmartStop's store and field personnel, totaling approximately $0.6 million. On a same-store basis, COVID-19 related costs represented approximately $0.4 million of the total property operating expenses for the year ended December 31, 2020.

(3) Of the total rentable square feet, parking represented approximately 678,000 square feet and 695,000 square feet as of December 31, 2020 and 2019, respectively. On a same-store basis, for the same periods, parking represented approximately 547,000 square feet.

(4) Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5) Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized revenue per occupied square foot.

SmartStop's same-store revenue increased by approximately $2.9 million for the year ended December 31, 2020 compared to the year ended December 31, 2019 primarily due to higher occupancy, higher annualized revenue per occupied square foot, and an increase in Tenant Program revenues as a result of the Self Administration Transaction. Revenue growth was negatively impacted by the COVID-19 pandemic and the resulting waived late fees, and the suspension of existing customer rate increases during the second quarter of 2020.

SmartStop's same-store property operating expenses decreased by approximately $1.2 million for the year ended December 31, 2020 compared to the year ended December 31, 2019 primarily due to the elimination of property management fees effective June 28, 2019, partially offset by an increase in compensation expense as a result of the Self Administration Transaction, increased advertising expenses, and COVID-19 related costs.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

12

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

The following table presents a reconciliation of net loss as presented on SmartStop's consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Net loss	$ (51,206,803)	$ (25,095,538)
Adjusted to exclude:		
Managed REIT Platform revenue	(8,048,630)	(3,068,306)
Asset management fees [(1)]	—	3,622,559
Managed REIT Platform expenses	2,806,921	2,739,556
General and administrative	16,471,199	10,461,453
Depreciation	32,294,627	29,605,278
Intangible amortization expense	9,777,116	11,493,394
Self administration transaction expenses	—	1,572,238
Acquisition expenses – affiliates	—	84,061
Other property acquisition expenses	1,366,092	141,489
Contingent earnout adjustment	(2,500,000)	200,000
Impairment of goodwill and intangible assets	36,465,732	—
Impairment of investments in Managed REITs	4,376,879	—
Gain on sale of real estate	—	(3,944,696)
Interest expense	32,597,613	37,563,247
Interest expense—accretion of fair market value of secured debt	(130,682)	(131,611)
Interest expense—debt issuance costs	3,586,381	3,996,676
Net loss on extinguishment of debt	—	2,647,633
Gain resulting from acquisition of unconsolidated affiliates	—	(8,017,353)
Other	(5,986,719)	624,958
Total property operating income	$ 71,869,726	$ 64,495,038

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

13

Earnings Release (Continued)

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income ("NOI")

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations ("FFO") and FFO, as Adjusted

Funds from Operations

Funds from operations ("FFO") is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop's FFO calculation complies with NAREIT's policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations ("MFFO") (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop's peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company's overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop's performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop's cash needs including SmartStop's ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop's performance.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 14

Trailing Five Quarter Financials: Income Statement Common Stock Equivalents Weighted Average Ending Class A Common Shares 52,288,033 52,660,402 Class T Common Shares 7,879,469 7,903,911 Operating Partnership Units 9,095,029 9,148,660 Total Common Stock Equivalents 69,262,531 69,712,973 Portfolio Snapshot # of Stores NRSF Units Same-Store 83 6,029,600 51,330 Non Same-Store 29 2,208,000 20,375 Total Wholly Owned Stores 112 8,237,600 71,705 For the Quarter Ended: Balance Sheet Highlights 12/31/20 9/30/20 6/30/20 3/31/20 12/31/19 Real estate facilities, gross $1,210,102,582 $1,191,037,320 $1,183,920,445 $1,173,101,616 $1,173,825,368 Accumulated depreciation (115,903,045) (106,556,223) (98,435,981) (90,247,609) (83,692,491) Real estate facilities, net 1,095,960,840 1,086,072,890 1,086,416,832 1,083,794,929 1,102,370,599 Debt, net 717,952,233 712,789,410 710,116,684 705,927,075 712,733,002 Preferred stock, gross 200,000,000 150,000,000 150,000,000 150,000,000 150,000,000 Same-Store Performance (83 Stores) 12/31/20 9/30/20 6/30/20 3/31/20 12/31/19 Revenue (1) $22,123,930 $21,460,295 $19,992,451 $20,570,925 $20,558,313 Expenses (1) 6,870,014 6,952,638 6,473,680 7,004,939 6,690,834 NOI (1) $15,253,916 $14,507,657 $13,518,771 $13,565,986 $13,867,479 Ending Occupancy 91.8% 92.4% 90.7% 88.6% 88.1% Average Occupancy 92.3% 91.8% 89.6% 88.5% 88.3% Move Ins 7,696 9,052 7,870 7,549 7,495 Move Outs 7,918 8,269 6,797 7,121 7,829 FFO, as adjusted per shares & units 12/31/20 9/30/20 6/30/20 3/31/20 12/31/19 outstanding – diluted FFO, as adjusted (1) $0.08 $0.06 $0.03 $0.03 $0.04 1. Same-store revenue, expense, NOI and FFO, as adjusted are non-GAAP measures. See Appendix for a reconciliation of these mesures to the most directly comparable GAAP financial measure.

Trailing Five Quarter Financials: Balance Sheet

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Assets:					
Real estate facilities, gross	**$1,210,102,582**	**$1,191,037,320**	**$1,183,920,445**	**$1,173,101,616**	**$1,173,825,368**
Accumulated depreciation	(115,903,045)	(106,556,223)	(98,435,981)	(90,247,609)	(83,692,491)
Construction in process	1,761,303	1,591,793	932,368	940,922	12,237,722
Real estate facilities, net	**1,095,960,840**	**1,086,072,890**	**1,086,416,832**	**1,083,794,929**	**1,102,370,599**
Cash and cash equivalents	72,705,624	36,747,083	49,952,383	54,138,979	62,279,757
Restricted cash	7,952,052	9,787,127	8,102,770	6,835,245	6,291,366
Investments in and advances to Managed REITs	15,624,389	8,178,896	1,615,664	2,286,011	6,072,399
Other assets, net	7,734,276	5,870,035	7,170,160	10,797,367	6,318,037
Intangible assets, net	82,243,876	83,110,619	84,668,879	87,833,641	128,101,573
Total assets	**$1,282,221,057**	**$1,229,766,650**	**$1,237,926,688**	**$1,245,686,172**	**$1,311,433,731**
Liabilities:					
Debt, net	$717,952,233	$712,789,410	$710,116,684	$705,927,075	$712,733,002
Other liabilities, net	67,336,937	59,802,804	58,099,857	55,610,880	63,069,380
Total liabilities	**$785,289,170**	**$772,592,214**	**$768,216,541**	**$761,537,955**	**$775,802,382**
Preferred Stock					
Total preferred stock, gross	**$200,000,000**	**$150,000,000**	**$150,000,000**	**$150,000,000**	**$150,000,000**

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 16

Trailing Five Quarter Financials: Balance Sheet 12/31/20 9/30/20 6/30/20 3/31/20 12/31/19 Assets: Real estate facilities, gross $1,210,102,582 $1,191,037,320 $1,183,920,445 $1,173,101,616 $1,173,825,368 Accumulated depreciation (115,903,045) (106,556,223) (98,435,981) (90,247,609) (83,692,491) Construction in process 1,761,303 1,591,793 932,368 940,922 12,237,722 Real estate facilities, net 1,095,960,840 1,086,072,890 1,086,416,832 1,083,794,929 1,102,370,599 Cash and cash equivalents 72,705,624 36,747,083 49,952,383 54,138,979 62,279,757 Restricted cash 7,952,052 9,787,127 8,102,770 6,835,245 6,291,366 Investments in and advances to Managed REITs 15,624,389 8,178,896 1,615,664 2,286,011 6,072,399 Other assets, net 7,734,276 5,870,035 7,170,160 10,797,367 6,318,037 Intangible assets, net 82,243,876 83,110,619 84,668,879 87,833,641 128,101,573 Total assets $1,282,221,057 $1,229,766,650 $1,237,926,688 $1,245,686,172 $1,311,433,731 Liabilities: Debt, net $717,952,233 $712,789,410 $710,116,684 $705,927,075 $712,733,002 Other liabilities, net 67,336,937 59,802,804 58,099,857 55,610,880 63,069,380 Total liabilities $785,289,170 $772,592,214 $768,216,541 $761,537,955 $775,802,382 Preferred Stock Total preferred stock, gross $200,000,000 $150,000,000 $150,000,000 $150,000,000 $150,000,000 SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 16    Trailing Five Quarter Financials: Income Statement 12/31/20 9/30/20 6/30/20 3/31/20 12/31/19 Revenues: Self storage rental revenue $27,667,870 $26,706,201 $24,946,793 $25,568,019 $25,438,325 Ancillary operating revenue 1,517,829 1,431,952 1,183,418 1,152,843 1,116,715 Managed REIT Platform revenue 2,360,929 2,051,021 1,852,893 1,783,787 1,846,579 Reimbursable costs from Managed REITs 1,346,945 1,173,948 1,486,441 1,793,474 1,675,074 Total revenues 32,893,573 31,363,122 29,469,545 30,298,123 30,076,693 Expenses: Property operating expenses 9,618,356 9,816,774 9,195,043 9,675,026 9,092,910 Managed REIT Platform expenses 294,818 329,280 1,008,014 1,174,809 1,480,322 Reimbursable costs from Managed REITs 1,346,945 1,173,948 1,486,441 1,793,474 1,675,074 General and administrative 4,641,467 4,012,072 4,149,713 3,667,947 3,460,826 Depreciation 8,731,926 8,003,587 7,842,443 7,716,671 7,677,170 Impairment of goodwill and intangible assets 36,465,732 Impairment of investments in Managed REITs 4,376,879 Other 4,673,623 3,656,476 3,815,373 (3,502,264) 3,579,631 Total operating expenses 29,307,135 26,992,137 27,497,027 61,368,274 26,965,933 Gain on sale of real estate 3,944,696 Operating income (loss) 3,586,438 4,370,985 1,972,518 (31,070,151) 7,055,456 Interest expense – total 8,602,201 9,013,167 9,187,815 9,250,129 9,944,621 Other income (expenses): Net loss on extinguishment of debt 1,159,766 Equity in earnings of unconsolidated entities (556,946) (12,876) Other (2,514,933) (172,809) (152,456) (2,576,699) 272,739 Net loss (1,943,884) (4,456,497) (7,062,841) (37,743,581) (4,321,670) Net loss attributable to the noncontrolling interests in our OP 351,476 585,360 933,443 5,031,652 555,920 Less: Distributions to preferred stockholders (2,937,500) (2,387,977) (2,362,023) (2,362,022) (1,665,754) Net loss attributable to common stockholders ($4,529,908) ($6,259,114) ($8,491,421) ($35,073,951) ($5,431,504) Net loss per Class A & T share – basic and diluted $(0.08) $(0.10) $(0.14) $(0.59) $(0.09) Weighted average Class A & T shares outstanding – basic & diluted 60,167,502 59,847,321 59,398,637 59,039,820 58,969,737 SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 17

Trailing Five Quarter Financials: FFO Reconciliation

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Reconciliation to FFO & FFO, as adjusted:					
Net loss (attributable to common stockholders)	$(4,529,908)	($6,259,114)	($8,491,421)	($35,073,951)	($5,431,504)
Depreciation of real estate	8,574,735	7,843,237	7,705,792	7,587,338	7,545,092
Amortization of real estate related intangible assets	229,998	537,179	2,170,465	2,172,565	2,173,587
Gain on sale of real estate	-	-	-	-	(3,944,696)
Adjustment for noncontrolling interests	(1,051,900)	(1,101,471)	(1,305,577)	(1,297,630)	(770,875)
FFO (attributable to common stockholders)	**3,222,925**	**1,019,831**	**79,259**	**(26,611,678)**	**(428,396)**
Intangible amortization expense - contracts	1,071,436	1,050,720	1,047,687	1,497,066	1,497,453
Self administration transaction expenses	-	-	-	-	(23,133)
Acquisition expenses	772,189	468,577	97,221	28,105	31,724
Contingent earnout adjustment	2,600,000	1,600,000	500,000	(7,200,000)	(100,000)
Impairment of goodwill and intangible assets	-	-	-	36,465,732	-
Impairment of investments in Managed REITs	-	-	-	4,376,879	-
Accretion of fair market value of secured debt	(32,345)	(32,788)	(32,892)	(32,657)	(32,761)
Net loss on extinguishment of debt	-	-	-	-	1,159,766
Foreign currency and interest rate derivative (gains) losses, net	40,649	53,503	(57,676)	167,519	603,833
Adjustment of deferred tax liabilities	(2,627,403)	(276,216)	(276,216)	(2,746,897)	(409,648)
Adjustment for noncontrolling interests	(457,271)	(375,841)	(168,680)	(4,319,933)	(364,586)
FFO, as adjusted (attributable to common stockholders)	**$4,590,180**	**$3,507,786**	**$1,188,703**	**$1,624,136**	**$1,934,252**

	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Fully Diluted FFO & FFO, as adjusted Calculation:					
FFO (attributable to common stockholders)	**$3,222,925**	**$1,019,831**	**$79,259**	**$(26,611,678)**	**$(428,396)**
Net loss attributable to the noncontrolling interests in our OP	(351,476)	(585,360)	(933,443)	(5,031,652)	(555,920)
Adjustment for noncontrolling interests	1,051,900	1,101,471	1,305,577	1,297,630	770,875
FFO (attributable to common stockholders and OP unit holders)	**$3,923,349**	**$1,535,942**	**$451,393**	**$(30,345,700)**	**$(213,441)**
FFO, as adjusted (attributable to common stockholders)	**$4,590,180**	**$3,507,786**	**$1,188,703**	**$1,624,136**	**$1,934,252**
Net loss attributable to the noncontrolling interests in our OP	(351,476)	(585,360)	(933,443)	(5,031,652)	(555,920)
Adjustment for noncontrolling interests	1,509,171	1,477,312	1,474,257	5,617,563	1,135,461
FFO, as adjusted (attributable to common stockholders and OP unit holders)	**$5,747,875**	**$4,399,738**	**$1,729,517**	**$2,210,047**	**$2,513,793**
Weighted average Class A & T shares outstanding	60,167,502	59,847,321	59,398,637	59,039,820	58,969,737
Weighted average OP Units outstanding	9,095,029	9,095,029	9,095,029	9,095,029	9,095,029
Other dilutive securities	174,636	132,215	131,977	73,222	50,493
Weighted average Shares & OP Units outstanding – diluted [1]	**69,437,167**	**69,074,565**	**68,625,643**	**68,208,071**	**68,115,259**
FFO and FFO, as adjusted per shares & units outstanding - diluted					
FFO	**$0.06**	**$0.02**	**$0.01**	**($0.44)**	**($0.00)**
FFO, as adjusted	**$0.08**	**$0.06**	**$0.03**	**$0.03**	**$0.04**

1. Includes all Class A Shares and Class T Shares including the dilutive effect of both unvested restricted stock and long term incentive plan units (both time-based and performance based). The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

18

Store Portfolio Reporting Information

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

				Net Rent / Occupied Sq. Ft. for the Three Months Ended December 31,[1]		Avg. Occupancy for the Three Months Ended December 31,			Revenue for the Three Months Ended December 31,			Expenses for the Three Months Ended December 31,			NOI for the Three Months Ended December 31,		
Wholly Owned Stores	**# of Stores**	**NRSF**	**Units**	**2020**	**2019**	**2020**	**2019**	**Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**
Same-Store [2]	83	6,029,600	51,330	$15.53	$15.27	92.3%	88.3%	*4.0%*	$22,123,930	$20,558,313	*7.6%*	$6,870,014	$6,690,834	*2.7%*	$15,253,916	$13,867,479	*10.0%*
Non Same-Store	29	2,208,000	20,375	$13.49	$13.17	89.8%	78.4%	*11.5%*	$7,061,769	$5,954,419	*18.6%*	$2,748,342	$2,370,021	*16.0%*	$4,313,427	$3,584,398	*20.3%*
Total Stores	**112**	**8,237,600**	**71,705**	**$14.98**	**$14.74**	**91.6%**	**85.6%**	**6.0%**	**$29,185,699**	**$26,512,732**	**10.1%**	**$9,618,356**	**$9,060,855**	**6.2%**	**$19,567,343**	**$17,451,877**	***12.1%***

Note: Figures exclude results from one store that was sold in 2019

1. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.
2. Same-store revenue, expense and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.



NOW OPEN!!!
SmartStop
Self Storage
SmartStop.ca
OFFICE
NORTH YORK, ONTARIO

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 19

Same-Store Portfolio Details

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Revenues:	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
Self storage rental revenue[1]	$21,036,884	$20,438,342	$19,135,596	$ 19,730,780	$19,735,782
Ancillary operating revenue[2]	1,087,046	1,021,953	856,855	840,145	822,531
Total revenues	**$22,123,930**	**$21,460,295**	**$19,992,451**	**$20,570,925**	**$20,558,313**
Expenses:					
Property Taxes	$ 1,885,669	$ 2,063,396	$ 1,923,737	$ 2,021,061	$ 2,040,988
Payroll	1,779,022	1,715,809	1,668,057	2,036,018	1,679,389
Advertising	587,895	642,547	605,258	581,820	607,841
Repairs & Maintenance	553,499	434,934	446,656	394,740	448,584
Utilities	559,965	621,758	514,406	582,943	562,263
Property Insurance	334,547	275,901	275,797	277,605	261,250
Other[3]	1,169,417	1,198,293	1,039,769	1,110,751	1,090,520
Total expenses	**$6,870,014**	**$6,952,638**	**$6,473,680**	**$7,004,939**	**$ 6,690,834**
Net Operating Income:	**$15,253,916**	**$14,507,657**	**$13,518,771**	**$13,565,986**	**$13,867,479**
Gross Margin[4]	68.9%	67.6%	67.6%	65.9%	67.4%
Period Ending Occupancy	91.8%	92.4%	90.7%	88.6%	88.1%
Period Average Occupancy	92.3%	91.8%	89.6%	88.4%	88.3%
RevPOF[5]	$16.70	$16.30	$15.53	$16.19	$15.71
RentPOF[6]	$15.53	$14.94	$14.60	$15.20	$15.27
Move Ins	7,696	9,052	7,870	7,549	7,495
Move Outs	7,918	8,269	6,797	7,121	7,829

Note: Same-store revenue, expense and NOI are non-GAAP measures. See Appendix for a reconciliation of these measures to the most directly comparable GAAP financial measure.

1. Includes rental income and associated late fees and administrative fees.
2. Includes Tenant Programs revenue, solar revenue and merchandise sales.
3. Includes administrative expenses, professional expenses, software expenses and other expenses.
4. Defined as net operating income divided by total revenues.
5. RevPOF defined as all realized revenue divided by the aggregate of the month-end occupied square feet for the period, excluding the realized rental revenue and occupied square feet related to parking.
6. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 20

Same-Store Portfolio MSA Performance Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Same-Store Portfolio MSA Performance Summary

Quarter

					Net Rent / Occupied Sq. Ft. for the Three Months Ended December 31,[2]		Avg. Occupancy for the Three Months Ended December 31,			Revenue for the Three Months Ended December 31,			Expenses for the Three Months Ended December 31,			NOI for the Three Months Ended December 31,		
MSA/CMA[1]	**% of NOI**	**# of Stores**	**NRSF**	**Units**	**2020**	**2019**	**2020**	**2019**	**Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**
Miami - Fort Lauderdale	20.6%	9	940,000	7,880	$19.23	$19.03	92.5%	90.1%	2.5%	4,125,429	3,916,023	5.3%	978,169	1,082,795	-9.7%	3,147,260	2,833,228	11.1%
Toronto	15.9%	10	840,100	7,860	$17.53	$16.94	92.9%	90.0%	2.9%	3,564,378	3,305,237	7.8%	1,138,469	1,233,961	-7.7%	2,425,909	2,071,276	17.1%
Los Angeles	11.1%	8	487,400	4,590	$18.78	$17.95	94.0%	90.5%	3.5%	2,258,484	2,068,943	9.2%	572,649	522,757	9.5%	1,685,835	1,546,186	9.0%
Asheville	8.5%	11	662,500	4,650	$12.34	$12.41	92.2%	88.0%	4.2%	1,809,817	1,735,084	4.3%	512,381	479,553	6.8%	1,297,436	1,255,531	3.3%
San Francisco - Oakland	7.6%	4	320,000	2,890	$20.83	$20.02	93.0%	88.1%	4.9%	1,628,791	1,474,188	10.5%	468,092	445,798	5.0%	1,160,699	1,028,390	12.9%
Las Vegas	5.1%	3	290,400	2,220	$14.40	$14.41	92.5%	88.1%	4.3%	982,506	912,936	7.6%	205,677	185,335	11.0%	776,829	727,601	6.8%
Detroit	3.9%	4	261,000	2,180	$12.49	$12.18	93.0%	88.8%	4.3%	814,199	763,604	6.6%	213,695	181,577	17.7%	600,504	582,027	3.2%
Dayton	3.7%	7	384,400	3,210	$9.68	$9.13	90.9%	87.9%	3.0%	932,663	833,458	11.9%	365,655	327,915	11.5%	567,008	505,543	12.2%
Myrtle Beach	2.5%	2	194,600	1,420	$12.02	$12.76	88.7%	84.4%	4.3%	520,511	517,115	0.7%	132,356	123,976	6.8%	388,155	393,139	-1.3%
Denver	2.4%	4	227,200	2,140	$12.32	$12.29	89.6%	84.2%	5.4%	681,477	641,398	6.2%	314,682	348,050	-9.6%	366,795	293,348	25.0%
Port St. Lucie	2.2%	2	167,000	1,250	$13.85	$14.76	92.4%	89.1%	3.3%	493,721	485,752	1.6%	156,537	236,457	-33.8%	337,184	249,295	35.3%
Baltimore	1.9%	1	117,700	1,080	$16.21	$17.23	89.7%	82.8%	6.9%	408,962	406,516	0.6%	114,774	117,564	-2.4%	294,188	288,952	1.8%
Raleigh - Cary	1.5%	3	159,600	1,070	$10.42	$11.10	92.2%	84.8%	7.4%	396,588	374,983	5.8%	164,566	142,200	15.7%	232,022	232,783	-0.3%
Riverside - SB	2.5%	2	117,500	1,180	$16.84	$15.63	96.9%	89.3%	7.6%	522,861	444,667	17.6%	134,646	128,205	5.0%	388,215	316,462	22.7%
Other	10.4%	13	860,200	7,710	$14.31	$13.98	92.0%	86.9%	5.1%	2,983,543	2,678,409	11.4%	1,397,666	1,134,691	23.2%	1,585,877	1,543,718	2.7%
Total Same-Store	**100.0%**	**83**	**6,029,600**	**51,330**	**$15.53**	**$15.27**	**92.3%**	**88.3%**	**4.0%**	**22,123,930**	**20,558,313**	**7.6%**	**6,870,014**	**6,690,834**	**2.6%**	**15,253,916**	**13,867,479**	**10.0%**

Year-to-Date

					Net Rent / Occupied Sq. Ft. for the Twelve Months Ended December 31,[2]		Avg. Occupancy for the Twelve Months Ended December 31,			Revenue for the Twelve Months Ended December 31,			Expenses for the Twelve Months Ended December 31,			NOI for the Twelve Months Ended December 31,		
MSA/CMA[1]	**% of NOI**	**# of Stores**	**NRSF**	**Units**	**2020**	**2019**	**2020**	**2019**	**Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**
Miami - Fort Lauderdale	20.5%	9	940,000	7,880	$18.97	$18.96	90.5%	89.5%	1.1%	15,843,906	15,436,856	2.6%	4,200,406	4,601,809	-8.7%	11,643,500	10,835,047	7.5%
Toronto	16.0%	10	840,100	7,860	$16.49	$16.00	92.3%	90.9%	1.5%	13,584,193	12,878,237	5.5%	4,503,105	5,111,295	-11.9%	9,081,088	7,766,942	16.9%
Los Angeles	11.2%	8	487,400	4,590	$18.27	$17.66	92.1%	90.6%	1.4%	8,535,302	8,096,413	5.4%	2,192,494	2,332,719	-6.0%	6,342,808	5,763,694	10.0%
Asheville	8.5%	11	662,500	4,650	$12.10	$12.24	90.4%	88.9%	1.6%	6,983,171	6,871,190	1.6%	2,143,115	2,144,907	-0.1%	4,840,056	4,726,283	2.4%
San Francisco - Oakland	7.6%	4	320,000	2,890	$20.07	$19.84	90.2%	87.9%	2.3%	6,083,071	5,825,638	4.4%	1,772,952	1,873,899	-5.4%	4,310,119	3,951,739	9.1%
Las Vegas	5.0%	3	290,400	2,220	$14.10	$14.20	90.2%	89.1%	1.1%	3,657,974	3,615,212	1.2%	818,074	839,436	-2.5%	2,839,900	2,775,776	2.3%
Detroit	3.8%	4	261,000	2,180	$12.14	$12.06	90.3%	89.5%	0.8%	3,067,233	3,026,458	1.3%	879,338	907,334	-3.1%	2,187,895	2,119,124	3.2%
Dayton	3.7%	7	384,400	3,210	$9.26	$8.66	91.4%	90.1%	1.3%	3,550,079	3,223,529	10.1%	1,461,175	1,426,491	2.4%	2,088,904	1,797,038	16.2%
Myrtle Beach	2.7%	2	194,600	1,420	$12.05	$12.88	88.0%	85.4%	2.6%	2,052,787	2,109,003	-2.7%	535,750	566,467	-5.4%	1,517,037	1,542,536	-1.7%
Denver	2.4%	4	227,200	2,140	$12.03	$12.49	87.2%	83.8%	3.4%	2,598,487	2,583,046	0.6%	1,251,981	1,375,619	-9.0%	1,346,506	1,207,427	11.5%
Port St. Lucie	1.8%	2	167,000	1,250	$13.98	$15.07	88.6%	88.1%	0.5%	1,860,181	1,937,185	-4.0%	844,534	983,227	-14.1%	1,015,647	953,958	6.5%
Baltimore	2.0%	1	117,700	1,080	$15.86	$17.15	89.2%	83.2%	6.0%	1,608,204	1,636,319	-1.7%	464,773	534,546	-13.1%	1,143,431	1,101,773	3.8%
Raleigh - Cary	1.5%	3	159,600	1,070	$10.39	$10.95	89.3%	86.1%	3.2%	1,518,063	1,502,334	1.0%	645,998	679,387	-4.9%	872,065	822,947	6.0%
Riverside - SB	2.5%	2	117,500	1,180	$15.98	$15.50	94.0%	89.9%	4.0%	1,914,333	1,761,533	8.7%	502,867	536,314	-6.2%	1,411,466	1,225,219	15.2%
Other	10.9%	13	860,200	7,710	$13.93	$13.96	89.8%	86.6%	3.2%	11,290,617	10,742,851	5.1%	5,084,709	4,576,681	11.1%	6,205,908	6,166,170	0.6%
Total Same-Store	**100.0%**	**83**	**6,029,600**	**51,330**	**$15.07**	**$15.01**	**90.6%**	**88.6%**	**2.0%**	**84,147,601**	**81,245,804**	**3.6%**	**27,301,271**	**28,490,131**	**-4.2%**	**56,846,330**	**52,755,673**	**7.8%**

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, admin fees and parking income, divided by occupied square feet of storage.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

21

Total Portfolio MSA Performance Summary

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Quarter

					Net Rent / Occupied Sq. Ft. for the Three Months Ended December 31,[2]		Avg. Occupancy for the Three Months Ended December 31,			Revenue for the Three Months Ended December 31,			Expenses for the Three Months Ended December 31,			NOI for the Three Months Ended December 31,		
MSA/CMA[1]	**% of NOI**	**# of Stores**	**NRSF**	**Units**	**2020**	**2019**	**2020**	**2019**	**Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**
Miami - Fort Lauderdale	17.0%	10	1,024,000	8,750	$18.63	$18.47	92.9%	88.7%	4.2%	4,417,489	4,120,359	7.2%	1,094,532	1,238,480	-11.6%	3,322,957	2,881,879	15.3%
Toronto	12.8%	12	1,006,700	9,540	$16.77	$16.50	88.1%	80.6%	7.5%	3,900,281	3,471,084	12.4%	1,386,933	1,347,937	2.9%	2,513,348	2,123,147	18.4%
Los Angeles	10.9%	10	646,800	6,210	$18.63	$17.72	94.1%	90.6%	3.5%	2,948,817	2,685,047	9.8%	818,883	767,101	6.8%	2,129,934	1,917,946	11.1%
Asheville	8.1%	14	859,700	6,160	$11.60	$11.76	92.0%	85.6%	6.4%	2,262,155	2,120,501	6.7%	675,120	628,677	7.4%	1,587,035	1,491,824	6.4%
San Francisco - Oakland	5.9%	4	320,000	2,890	$20.83	$20.02	93.0%	88.1%	4.9%	1,628,791	1,474,188	10.5%	468,092	445,798	5.0%	1,160,699	1,028,390	12.9%
Las Vegas	7.9%	6	623,500	5,040	$14.11	$13.68	93.1%	87.2%	5.9%	1,983,370	1,760,936	12.6%	441,091	402,223	9.7%	1,542,279	1,358,713	13.5%
Detroit	3.1%	4	261,000	2,180	$12.49	$12.18	93.0%	88.8%	4.3%	814,199	763,604	6.6%	213,695	181,577	17.7%	600,504	582,027	3.2%
Dayton	2.9%	7	384,400	3,210	$9.68	$9.13	90.9%	87.9%	3.0%	932,663	833,458	11.9%	365,655	327,915	11.5%	567,008	505,543	12.2%
Myrtle Beach	2.0%	2	194,600	1,420	$12.02	$12.76	88.7%	84.4%	4.3%	520,511	517,115	0.7%	132,356	123,976	6.8%	388,155	393,139	-1.3%
Denver	2.4%	5	286,700	2,580	$12.32	$11.98	89.5%	86.0%	3.5%	857,641	805,527	6.5%	395,701	420,026	-5.8%	461,940	385,501	19.8%
Port St. Lucie	3.0%	3	255,400	2,020	$13.62	$13.90	93.1%	89.7%	3.4%	794,654	760,412	4.5%	212,456	342,124	-37.9%	582,198	418,288	39.2%
Baltimore	1.5%	1	117,700	1,080	$16.21	$17.23	89.7%	82.8%	6.9%	408,962	406,516	0.6%	114,774	117,564	-2.4%	294,188	288,952	1.8%
Raleigh - Cary	1.2%	3	159,600	1,070	$10.42	$11.10	92.2%	84.8%	7.4%	396,588	374,983	5.8%	164,566	142,200	15.7%	232,022	232,783	-0.3%
Riverside - SB	2.7%	3	177,600	1,790	$15.89	$14.75	96.7%	89.4%	7.3%	743,162	636,841	16.7%	210,798	192,506	9.5%	532,364	444,335	19.8%
Other	18.7%	28	1,919,900	17,765	$14.04	$13.85	91.2%	82.6%	8.6%	6,576,416	5,782,161	13.8%	2,923,704	2,382,751	22.6%	3,652,712	3,399,410	7.6%
Total Stores	**100.0%**	**112**	**8,237,600**	**71,705**	**$14.98**	**$14.74**	**91.6%**	**85.6%**	**6.0%**	**29,185,699**	**26,512,732**	**10.1%**	**9,618,356**	**9,060,855**	**6.1%**	**19,567,343**	**17,451,877**	**12.1%**

Year-to-Date

					Net Rent / Occupied Sq. Ft. for the Twelve Months Ended December 31,[2]		Avg. Occupancy for the Twelve Months Ended December 31,			Revenue for the Twelve Months Ended December 31,			Expenses for the Twelve Months Ended December 31,			NOI for the Twelve Months Ended December 31,		
MSA/CMA[1]	**% of NOI**	**# of Stores**	**NRSF**	**Units**	**2020**	**2019**	**2020**	**2019**	**Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**	**2020**	**2019**	**% Change**
Miami - Fort Lauderdale	16.8%	10	1,024,000	8,750	$18.35	$18.39	90.4%	87.5%	2.9%	16,855,861	16,091,597	4.7%	4,756,953	5,121,329	-7.1%	12,098,908	10,970,268	10.3%
Toronto	12.8%	12	1,006,700	9,540	$15.86	$15.58	85.5%	80.5%	5.0%	14,571,569	13,357,594	9.1%	5,407,025	5,530,463	-2.2%	9,164,544	7,827,131	17.1%
Los Angeles	11.0%	10	646,800	6,210	$18.07	$17.06	92.2%	90.6%	1.6%	11,105,606	10,274,499	8.1%	3,208,458	3,288,080	-2.4%	7,897,148	6,986,419	13.0%
Asheville	8.1%	14	859,700	6,160	$11.41	$11.42	89.1%	85.5%	3.7%	8,637,154	8,175,426	5.6%	2,825,708	2,716,496	4.0%	5,811,446	5,458,930	6.5%
San Francisco - Oakland	6.0%	4	320,000	2,890	$20.07	$19.84	90.2%	87.9%	2.3%	6,083,071	5,825,638	4.4%	1,772,952	1,873,899	-5.4%	4,310,119	3,951,739	9.1%
Las Vegas	7.8%	6	623,500	5,040	$13.63	$12.82	91.2%	86.4%	4.7%	7,376,521	6,542,412	12.7%	1,736,537	1,689,408	2.8%	5,639,984	4,853,004	16.2%
Detroit	3.0%	4	261,000	2,180	$12.14	$12.06	90.3%	89.5%	0.8%	3,067,233	3,026,458	1.3%	879,338	907,334	-3.1%	2,187,895	2,119,124	3.2%
Dayton	2.9%	7	384,400	3,210	$9.26	$8.66	91.4%	90.1%	1.3%	3,550,079	3,223,529	10.1%	1,461,175	1,426,491	2.4%	2,088,904	1,797,038	16.2%
Myrtle Beach	2.1%	2	194,600	1,420	$12.05	$12.88	88.0%	85.4%	2.6%	2,052,787	2,109,003	-2.7%	535,750	566,467	-5.4%	1,517,037	1,542,536	-1.7%
Denver	2.4%	5	286,700	2,580	$11.92	$12.03	88.4%	85.1%	3.3%	3,292,899	3,183,248	3.4%	1,564,501	1,676,617	-6.7%	1,728,398	1,506,631	14.7%
Port St. Lucie	2.5%	3	255,400	2,020	$13.57	$13.66	89.7%	88.7%	1.0%	2,995,837	2,936,033	2.0%	1,221,651	1,331,705	-8.3%	1,774,186	1,604,328	10.6%
Baltimore	1.6%	1	117,700	1,080	$15.86	$17.15	89.2%	83.2%	6.0%	1,608,204	1,636,319	-1.7%	464,773	534,546	-13.1%	1,143,431	1,101,773	3.8%
Raleigh - Cary	1.2%	3	159,600	1,070	$10.39	$10.95	89.3%	86.1%	3.2%	1,518,063	1,502,334	1.0%	645,998	679,387	-4.9%	872,065	822,947	6.0%
Riverside - SB	2.7%	3	177,600	1,790	$15.06	$14.29	93.7%	90.1%	3.6%	2,726,567	2,464,626	10.6%	805,955	796,805	1.1%	1,920,612	1,667,821	15.2%
Other	19.1%	28	1,919,900	17,765	$13.71	$13.38	88.1%	81.4%	6.7%	23,733,554	22,012,543	12.4%	11,023,719	10,114,530	9.0%	13,709,835	11,898,013	15.2%
Total Stores	**100.0%**	**112**	**8,237,600**	**71,705**	**$14.55**	**$14.30**	**89.4%**	**85.3%**	**4.0%**	**110,175,005**	**102,361,259**	**7.6%**	**38,310,493**	**38,253,557**	**0.1%**	**71,864,512**	**64,107,702**	**12.1%**

Note: Figures exclude results from one store that was sold in 2019

1. MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.
2. Rental revenue before discounts & concessions and excluding late fees, admin fees and parking.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 22

Debt Summary

Encumbered Property	December 31, 2020	Interest Rate[1]	Maturity Date
KeyBank CMBS Loan	$95,000,000	3.89%	8/1/2026
KeyBank Florida CMBS Loan	52,000,000	4.65%	5/1/2027
Midland North Carolina CMBS Loan	46,427,994	5.31%	8/1/2024
Canadian CitiBank Loan	87,337,110[1]	2.72%	10/9/2021
CMBS SASB Loan	235,000,000	3.13%	2/9/2022
CMBS Loan	104,000,000	5.00%	2/1/2029
Secured Loan	85,512,000	3.00%	1/24/2022
Stoney Creek Loan	5,712,058[1]	4.65%	10/1/2021
Torbarrie Loan	6,423,863[1]	4.65%	9/1/2021
Ladera Office Loan	4,099,152	4.29%	11/1/2026
Premium on secured debt, net	461,823		
Debt issuance costs, net	(4,021,767)		
Total debt	**$717,952,233**		

Debt Maturity Schedule[2,3]



$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
2021
2022
2023
2024
2025
2026
2027
2028
2029
Variable
Fixed

1. Does not take into account the impact of interest rate hedges.
2. Debt denominated in foreign currency has been converted based on the rate in effect as of December 31, 2020.
3. Certain of the Company's loans are amortizing. Any such principal amortization payments have been included with the principal balance due upon maturity, in the schedule above.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4

23

Reconciliation of Same-Store Revenue and Net Operating Income

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

	Same-Store Facilities 2020 Q4	Non Same-Store Facilities 2020 Q4	Total 2020 Q4
Revenue [1]	$22,123,930	$7,061,769	$29,185,699
Expenses [2]	6,870,014	2,748,342	9,618,356
NOI	15,253,916	4,313,427	$19,567,343

	Same-Store Facilities 2020 Q3	Non Same-Store Facilities 2020 Q3	Total 2020 Q3
Revenue [1]	$21,460,295	$6,677,858	$28,138,153
Expenses [2]	6,952,638	2,864,136	9,816,774
NOI	14,507,657	3,813,722	$18,321,379

	Same-Store Facilities 2020 Q2	Non Same-Store Facilities 2020 Q2	Total 2020 Q2
Revenue [1]	$19,992,451	$6,137,760	$26,130,211
Expenses [2]	6,473,680	2,721,363	9,195,043
NOI	13,518,771	3,416,397	$16,935,168

	Same-Store Facilities 2020 Q1	Non Same-Store Facilities 2020 Q1	Total 2020 Q1
Revenue [1]	$20,570,925	$6,149,937	$26,720,862
Expenses [2]	7,004,939	2,670,087	9,675,026
NOI	13,565,986	3,479,850	$17,045,836

	Same-Store Facilities 2019 Q4	Non Same-Store Facilities 2019 Q4	Total 2019 Q4
Revenue [1]	$20,558,313	$5,996,727	$26,555,040
Expenses [2]	6,690,834	2,402,076	9,092,910
NOI	13,867,479	3,594,651	$17,462,130

1. Revenue includes rental revenue, Tenant Programs revenue, ancillary revenue, and administrative and late fees.
2. Expenses excludes corporate general and administrative expenses, interest expense, depreciation, amortization expense, and acquisition expenses.

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 24

Reconciliation of Net Loss to Net Operating Income: Trailing 5 Quarters & FY2020

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

	12/31/2020	09/30/2020	06/30/2020	03/31/2020	12/31/2019
Net loss	$(1,943,884)	$(4,456,497)	$(7,062,841)	$(37,743,581)	$(4,321,670)
Adjusted to exclude:					
Managed REIT Platform revenue	(2,360,929)	(2,051,021)	(1,852,893)	(1,783,787)	(1,846,579)
Managed REIT Platform expenses	294,818	329,280	1,008,014	1,174,809	1,480,322
General and administrative	4,641,467	4,012,072	4,149,713	3,667,947	3,460,826
Depreciation	8,731,926	8,003,587	7,842,443	7,716,671	7,677,170
Intangible amortization expense	1,301,434	1,587,899	3,218,152	3,669,631	3,671,040
Self administration transaction expenses	—	—	—	—	(23,133)
Other acquisition expenses	772,189	468,577	97,221	28,105	31,724
Contingent earnout adjustment	2,600,000	1,600,000	500,000	(7,200,000)	(100,000)
Impairment of goodwill and intangible assets	—	—	—	36,465,732	—
Impairment of investments in Managed REITs	—	—	—	4,376,879	—
Gain on sale of real estate	—	—	—	—	(3,944,696)
Interest expense	7,880,405	8,093,476	8,284,429	8,339,303	8,978,507
Interest expense—accretion of fair market value of secured debt	(32,345)	(32,788)	(32,892)	(32,657)	(32,761)
Interest expense—debt issuance costs	754,141	952,479	936,278	943,483	998,875
Net loss on extinguishment of debt	—	—	—	—	1,159,766
Other	(3,071,879)	(185,685)	(152,456)	(2,576,699)	272,739
Total property operating income	$19,567,343	$18,321,379	$16,935,168	$17,045,836	$17,462,130

	For the Year Ended December 31, 2020
Net loss	$(51,206,803)
Adjusted to exclude:	
Managed REIT Platform revenue	(8,048,630)
Managed REIT Platform expenses	2,806,921
General and administrative	16,471,199
Depreciation	32,294,627
Intangible amortization expense	9,777,116
Other property acquisition expenses	1,366,092
Contingent earnout adjustment	(2,500,000)
Impairment of goodwill and intangible assets	36,465,732
Impairment of investments in Managed REITs	4,376,879
Interest expense	32,597,613
Interest expense—accretion of fair market value of secured debt	(130,682)
Interest expense—debt issuance costs	3,586,381
Gain resulting from acquisition of unconsolidated affiliates	
Other	(5,986,719)
Total property operating income	$71,869,726

SmartStop Self Storage REIT, Inc. | Financial Supplement 2020 Q4 25

Forward Looking Statements Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SST IV merger, the SSGT merger, the self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this communication, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SST IV merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of either of the SST IV merger, the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SST IV merger, the SSGT merger and operations acquired through the self administration transaction; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. SmartStop Self Storage REIT, Inc.    |    Financial Supplement 2020 Q4 26

Smart Stop Self Storage REIT, Inc. …The Smarter Way to Storl